                                                                EXHIBIT h(32)(g)



                                 AMENDMENT NO. 6
                             PARTICIPATION AGREEMENT


     The Participation Agreement (the "Agreement"), dated June 16, 1998, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware Corporation and The Lincoln National Life Insurance Company, an Indiana life insurance company, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A



          FUNDS AVAILABLE UNDER                     SEPARATE ACCOUNTS                       POLICIES/CONTRACTS FUNDED BY THE
               THE POLICIES                         UTILIZING SOME OR                               SEPARATE ACCOUNTS
                                                     ALL OF THE FUNDS

            (SERIES I SHARES)               Lincoln Life Variable Annuity      -     The Lincoln National Life Insurance Company:
                                            Account N                                Flexible Premium Variable Annuity Contracts
AIM V.I. Capital Appreciation Fund                                                   AN425LL, 30295, 30296 and state variations
AIM V.I. Diversified Income Fund                                                     thereof
AIM V.I. Growth Fund
AIM V.I. International Equity Fund          Lincoln Life Flexible              -     The Lincoln National Life Insurance Company:
AIM V.I. Value Fund                         Premium Variable Life                    Flexible Premium Variable Life Insurance Policy
AIM V.I. Government Securities              Account M                                LN605LL/LN615LL/LN617LL/LN660/LN680 and state
                                                                                     variations thereof

                                                                               -     The Lincoln National Life Insurance Company:
                                            Lincoln Life Flexible Premium            Flexible Premium Variable Life Insurance Policy
                                            Variable Life Account R                  On the Lives of Two Insureds LN650LL/LN655 and
                                                                                     state variations thereof

                                            Lincoln National Variable Annuity  -     The Lincoln National Life Insurance Company:
                                            Account C                                MultiFund Individual Variable Annuity Contract
                                                                                     30070-B and state variations thereof


            (SERIES II SHARES)              Lincoln Life Variable Annuity      -     The Lincoln National Life Insurance Company:
                                            Account N                                ChoicePlus II Variable Annuity Contracts 30070-
AIM V.I. Growth Fund                                                                 B and state variations thereof
AIM V.I. International Equity Fund
AIM V.I. Value Fund                         Lincoln Life Variable Annuity      -     The Lincoln National Life Insurance Company:
AIM V.I. Government Securities              Account W                                Wells Fargo New Directions Variable Annuity
                                                                                     Contract 30070-B and state variations thereof

                                            Lincoln National Life Insurance    -     The Lincoln National Life Insurance Company
                                            Separate Account 13                      Director Product 19476 and state variations
                                                                                     thereof

                                            Lincoln National Life Insurance    -     The Lincoln National Life Insurance Company
                                            Separate Account 15                      Director Product 19476 and state variations
                                                                                     thereof

                                            Lincoln National Life Insurance    -     The Lincoln National Life Insurance Company
                                            Separate Account 16                      Director Product 19476 and state variations
                                                                                     thereof

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf of its duly authorized officer on the date specified below. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:  July 15, 2001
               ------------------------

                                           AIM VARIABLE INSURANCE FUNDS


Attest:  /s/ Nancy L. Martin               By:    /s/ Carol F. Relihan
       ----------------------------           -----------------------------
Name:   Nancy L. Martin                    Name:  Carol F. Relihan
Title:  Assistant Secretary                Title: Senior Vice President


(SEAL)

                                           A I M DISTRIBUTORS, INC.




Attest:  /s/ Nancy L. Martin               By:  /s/ Michael J. Cemo
       ----------------------------           -----------------------------
Name:  Nancy L. Martin                     Name:  Michael J. Cemo
Title: Assistant Secretary                 Title: President


(SEAL)



                                           THE LINCOLN NATIONAL LIFE INSURANCE
                                           COMPANY




Attest:  /s/ Denis G. Schwartz             By:  /s/  Steven M. Kluever
       ----------------------------           -----------------------------
Name:                                      Name:     Steven M. Kluever

Title:                                     Title:    2nd Vice President



(SEAL)